UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) September 12, 2011

LEGEND OIL AND GAS, LTD.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

COLORADO	000-49752	84-1570556
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

1420 5TH AVENUE, SUITE 2200, SEATTLE, WASHINGTON 98101

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE (206) 274-5165

INAPPLICABLE

(FORMER NAME OR FORMER ADDRESS IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 13, 2011, Legend Energy Canada, Ltd. (“Legend Canada”), a wholly owned subsidiary of Legend Oil and Gas, Ltd. (“Legend”), and Legend entered into an Asset Purchase Agreement (the “Agreement”) with International Sovereign Energy, Corp., an Alberta, Canada corporation (“ISE”), whereby Legend Canada will purchase the majority of the petroleum and natural gas leases, lands and facilities held by ISE for the purchase price of Seventeen Million Canadian Dollars (CA$17,000,000.00), payable by delivery of Nine Million Five Hundred Thousand Dollars (CA$9,500,000.00) in cash and three million seven hundred fifty thousand (3,750,000) shares of Legend common stock. The Agreement has an effective date of July 1, 2011. The transaction remains subject to approval by the shareholders of ISE and by the Toronto Stock Exchange, and is expected to close during the fourth quarter of 2011. A copy of the Agreement is attached to this current report on Form 8-K as Exhibit 10.1.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On September 12, 2011, Legend filed an Amendment to its Articles of Incorporation (the “Amendment”) to amend certain provisions of the Company’s Convertible Preferred Stock. The Amendment was approved by the Board of Directors on August 25, 2011, and by the shareholders of the Convertible Preferred Stock on September 8, 2011. Prior to the Amendment, the holders of Convertible Preferred Shares were entitled to require Legend to repurchase such shares for a price of Two Dollars ($2.00) per share in the event that Legend Common Shares fail to be listed for trading or otherwise quoted on the NYSE AMEX, NASDAQ or any other market more senior than the OTCBB (collectively, a “Senior Listing”) on or before June 30, 2012. As a result of the Amendment, the holders of Convertible Preferred Shares are entitled to require the Company to effect such repurchase in the event that the Company fails obtain a Senior Listing on or before March 31, 2012. A copy of the Amendment is attached to this current report on Form 8-K as Exhibit 3.1.

ITEM 8.01	OTHER EVENTS

On September 14, 2011, Legend Oil and Gas, Ltd. (the “Company”) issued a press release announcing that it and its wholly-owned subsidiary Legend Energy Canada Ltd. have entered into an Asset Purchase Agreement with International Sovereign Energy Corp. (“ISE”) of Calgary, Alberta, Canada, to purchase the majority of the petroleum and natural gas leases, lands and facilities held by ISE. A copy of the press release is attached to this current report on Form 8-K as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation dated September 12, 2011

10.1	Asset Purchase Agreement by and among International Sovereign Energy Corp., Legend Oil and Gas, Ltd., and Legend Energy Canada, Ltd. dated September 13, 2011

99.1	Press release dated September 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGEND OIL AND GAS, LTD.

By:	/s/ James Vandeberg
James Vandeberg
Chief Financial Officer

Dated: September 16, 2011

EXHIBIT INDEX

Exhibit Number	Description

3.1	Articles of Amendment to the Articles of Incorporation dated September 12, 2011

10.1	Asset Purchase Agreement by and among International Sovereign Energy Corp., Legend Oil and Gas, Ltd., and Legend Energy Canada, Ltd. dated September 13, 2011

99.1	Press release dated September 13, 2011

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